UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2016

BIOCEPT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36284	80-0943522
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5810 Nancy Ridge Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 320-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 28, 2016, Biocept, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). As of May 11, 2016, the record date for the Annual Meeting, 24,969,975 shares of common stock were outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 18,680,378 shares of common stock were present in person or represented by proxy for the two proposals summarized below.

Proposal 1: Election of Directors

The Company’s stockholders elected the three persons listed below to serve until the Company’s 2019 Annual Meeting of Stockholders. The final voting results are as follows:

	Votes For	Votes Withheld	Broker Non-Votes
David F. Hale	6,173,148	1,253,378	11,253,852
Michael W. Nall	5,976,026	1,450,500	11,253,852
M. Faye Wilson	6,327,612	1,098,914	11,253,852

Proposal 2: Ratification of the Selection of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the selection by the Audit Committee of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The final voting results are as follows:

Votes For	16,556,893
Votes Against	1,568,074
Abstentions	555,411
Broker Non-Votes	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCEPT, INC.
Dated: June 29, 2016	By:	/s/ Michael W. Nall
	Name:	Michael W. Nall
	Title:	Chief Executive Officer